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                                                                  Exhibit 3.2
(1473.dlz)
11/7/94



                           NATIONAL CITY CORPORATION

                          FIRST RESTATEMENT OF BY-LAWS

                             Adopted April 27, 1987

                     (As Amended Through October 24, 1994)


                                   ARTICLE I

                                    OFFICES
                                    -------

    Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

    Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------
    Section 1. All meetings of the stockholders for the election of Directors shall be held either at the principal office of the Corporation or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    Section 2. Annual meetings of stockholders shall be held on the fourth Monday of April in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at such time as shall be designated by the Board of Directors, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, which date shall be within fourteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.
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    Section 3.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

    Section 4. Written notice of the annual and any special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

    Section 5. The holders of not less than a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time.

    Section 6. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

    Section 7. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

    Section 8. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken, which writing shall be filed with the minutes of the proceedings of the stockholders.

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         Section 9.  (a) The Chairman of the Board, or such other officer of the Corporation designated by a majority of the Board of Directors, will call meetings of the stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the stockholders will determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, by ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

     (b) At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Article II, Section 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with Article II, Section 9(c).

     (c) For business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must (i) be a stockholder of the Corporation of record at the time of the giving of the notice for such annual meeting provided for in these By-Laws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A stockholder's notice to the Secretary of the Corporation must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and
(D) any material interest of such





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stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Article II, Section 9(c), a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 9(c). For purposes of this Article II,
Section 9(c) and Article III, Section 7, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, and generally available to the public or furnished to stockholders by the Corporation. Nothing in this Article II, Section 9(c) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

     (d) At a special meeting of the stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board or a majority of the Board of Directors in accordance with Article II, Section 4 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors.

     (e) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Article II, Section 9 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.


                                  ARTICLE III

                                   DIRECTORS
                                   ---------
    Section 1. The number of Directors which shall constitute the whole Board shall be as may be determined from time to time by resolution of the Board of Directors. Except as otherwise provided in this Section 1 of Article III, the Directors shall be elected at the annual meeting of the stockholders, or if not so elected, at a special meeting of the stockholders called for that purpose, and each Director elected shall hold office until his successor is duly elected and shall qualify. Directors shall have the qualifications prescribed by law as well as those set forth in the Board of Directors Criteria.

     No person shall be eligible for reelection as a Director, if such person on February 1 of

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the year of reelection is past such person's 67th birthday; provided, however, that retired Chief Executive Officers of the Corporation shall be eligible for reelection as a Director until they are past their 70th birthday.

     Vacancies in the office of any Director due to death, resignation, disqualification, removal or other cause, and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election of Directors and until their successors are duly elected and shall qualify. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

    Section 2. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by any provision of the statutes or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

    Section 3. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware, and regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

    Section 4. Special meetings of the Board may be called by the Chairman of the Board on twenty-four hours' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of two Directors.

    Section 5. At all meetings of the Board of Directors, one-third of the total number of the whole Board, but not less than two, shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    Section 6. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

    Section 7. (a) Subject to the rights, if any, of the holders of any series of the Corporation's Preferred Stock to elect additional Directors under circumstances specified in the Certificate of Designation relating to such Preferred Stock, only persons who are nominated in

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accordance with the following procedures will be eligible for election at a meeting of stockholders as Directors of the Corporation.

         (b) Nominations of persons for election as Directors of the Corporation may be made (i) by or at the direction of the Board of Directors or
(ii) by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Article III, Section 7, who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this Article III, Section 7. All nominations by stockholders must be made pursuant to timely notice in proper written form to the Secretary of the Corporation.

         (c) To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 calendar days prior to the meeting of stockholders; provided, however, that in the event that public announcement of the date of such meeting is not made at least 75 calendar days prior to the date of such meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of such meeting. To be in proper written form, such stockholder's notice must set forth or include (i) the name and address, as they appear on the Corporation's books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder giving the notice is a holder of record of shares of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (v) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the signed consent of each nominee to serve as a Director of the Corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director must furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The presiding officer of any meeting of stockholders will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Article III,
Section 7, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Article III, Section 7, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the

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matters set forth in this Article III, Section 7.


                                   ARTICLE IV

                                    NOTICES
                                    -------
    Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, except as provided in Article III, Section 4, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

    Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE V

                                    OFFICERS
                                    --------
    Section 1. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also elect such other officers as it may from time to time determine. Any number of offices may be held by the same person.

    Section 2. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors, provided, however, that a failure to elect officers shall not dissolve or otherwise affect the Corporation.

    Section 3. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors regardless of whether such authority and duties are customarily incident to such office.





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                                   ARTICLE VI

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
              ----------------------------------------------------
    Section 1.   Each person who is or was:

         (a) a Director, officer or employee of the Corporation or of any subsidiary of the Corporation, or

         (b) serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,

who has been made a party to, or is threatened to be made a party to, or has been required to appear as a witness or deponent or to submit to discovery or investigative procedures in connection with, any threatened, pending or completed suit, action or proceeding, whether civil, criminal, administrative or investigative, including all appeals, by reason of the fact he is or was serving in his capacity as such Director, officer, employee or agent (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the law of the State of Delaware against any liability, cost or expense incurred by him thereby.

    Section 2. The amount of any indemnification to which any person shall otherwise be entitled hereunder shall be reduced to the extent that such person shall otherwise be entitled to valid and collectible indemnification provided by a subsidiary or any other source. The Corporation may, but shall not be obligated to, purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee, or agent against any liability, cost or expense asserted against or incurred by him, or arising out of his status as such, whether or not such person would be entitled to indemnification against such liability under the provisions of this Article VI.

    Section 3. Expenses incurred by any Director, officer or employee indemnified hereunder shall be paid by the Corporation in advance of the final disposition of such suit, action or proceeding upon receipt of a sworn statement and undertaking by such person averring that he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal suit, action or proceeding in his capacity as such Director, officer or employee, or arising out of his status as such Director, officer or employee, and that he undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

    Section 4. For purposes of this Article VI, references to the "Corporation" include all constituents absorbed in a consolidation or merger as well as the resulting or surviving corporation, and references to a "subsidiary" mean any corporation of which outstanding shares





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representing at least a majority of the voting power are owned by the
Corporation either directly or through other subsidiaries, except for those subsidiaries specifically excluded by the Board of Directors of the Corporation in a resolution adopted for that purpose as a subsidiary not covered by this Article.

    Section 5. If any part of this Article shall be found, in any suit, action or proceeding, to be invalid or ineffective the validity and the effect of the remaining parts shall not be affected thereby.


                                  ARTICLE VII

                             CERTIFICATES FOR STOCK
                             ----------------------
    Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate or certificates signed by, or in the name of the Corporation by the Chairman of the Board or President and the Secretary or Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

    Section 2. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                                  ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------
    Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

    Section 2. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

    Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.





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    Section 4.  The fiscal year of the Corporation shall conform to the calendar year.


                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------
    Section 1. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by a majority vote of the members of the Board of Directors at any regular or special meeting duly convened after notice to the Directors of that purpose, or by the stockholders at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.





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